UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2013, the Board of Directors of GelTech Solutions, Inc. (the “Company”) amended its 2007 Equity Incentive Plan (the “Plan”) by increasing the authorized shares under the Plan from 4.5 million to 15 million.  Additionally, the automatic annual grants to non-employee directors under the Plan were increased from (i) 50,000 to 100,000 options for service as a director, (ii) 10,000 to 20,000 options for service as a Chairman of a Board Committee, and (iii) 5,000 to 10,000 options for service as a Committee member.  Also on June 27, 2013, Messrs. Michael Cordani, the Company’s Chief Executive Officer, Michael Hull, the Company’s Chief Financial Officer and Peter Cordani, the Company’s Chief Technology Officer, were each granted 125,000 options exercisable at $1.10 per share.  The options vest in three equal annual increments with the first vesting date being June 27, 2014, subject to continued employment on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

July 3, 2013	By:	/s/ Michael Cordani
Michael Cordani, Chief Executive Officer